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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 8, 2002
                        (Date of earliest event reported)



                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



        Virginia                     1-13990                  54-1589611
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
    of Incorporation)                                     Identification No.)


                101 Gateway Centre Parkway
                    Richmond, Virginia                    23235-5153
         (Address of Principal Executive Offices)         (Zip Code)


              Registrant's telephone number, including area code:
                                 (804) 267-8000

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Item 5.    Other Events

         On October 8, 2002, the Company reached a final settlement with the State of California in the defendant class action lawsuit filed in the Sacramento County Superior Court by the California Attorney General against the Company and the Company's principal competitors in California (Case No. 99AS02793). The agreement reached with the State of California settles all outstanding claims against the Company and certain of its subsidiaries for alleged violations of California Business and Professions Code sections 17200 et. seq. and 17500 during the period from May 19, 1995 until the date of entry of final judgment approving the settlement. The litigation was previously reported by the Company in its Form 10-K for the fiscal year ended December 31, 2001.

         Pursuant to the settlement, the Company will pay $1.6 million to the California Attorney General and a total of $8.0 million in the form of (i) cash payments to former escrow customers that meet certain eligibility requirements and file timely claims and (ii) discounts on future escrow and title insurance services to eligible customers as agreed to in the settlement. The settlement arrangement also contains an injunction prohibiting the Company from engaging in certain activities relating to the provision of title and escrow services in California.

         The   Company's   agreement   to  settle  the  lawsuit  is  part  of  a
comprehensive settlement of claims by the State of California with six major title insurance companies doing business in California. The contemporaneous settlements each included provisions relating to cash payments of various amounts and injunctions. In reaching the settlement, the Company denied any liability or wrongdoing.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                LANDAMERICA FINANCIAL GROUP, INC.
                                          (Registrant)



Date:  October 11, 2002        By: /s/ G. William Evans
                                   ________________________________
                                   G. William Evans
                                   Chief Financial Officer